Exhibit 99.1
NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                        (512) 433-5210
FORESTAR REAL ESTATE GROUP INC.
REPORTS SECOND QUARTER 2008 RESULTS
     AUSTIN, TEXAS, August 6, 2008—Forestar Real Estate Group Inc. (NYSE: FOR) today reported second quarter 2008 net income of $9.6 million, or $0.27 per diluted share, compared with second quarter 2007 net income of $14.4 million, or $0.41 per diluted share, and a first quarter 2008 net loss of ($0.2 million), or ($0.01) per basic share outstanding. Results for second quarter 2008 include a net after-tax charge of $2.3 million, or $0.06 per diluted share, principally related to environmental remediation activities at our San Joaquin River project located near Antioch, California.
     “Second quarter 2008 results reflect the benefit of our value creation strategy and maximizing the value of our natural resources by driving activity on our mineral acres,” said Jim DeCosmo, president and chief executive officer of Forestar Real Estate Group. “In addition, we continue maximizing long-term real estate values through entitlement. Our second quarter 2008 value creation activities include:
•	47,000 net mineral acres leased to oil and gas companies for exploration and production activities,

•	2,000 acres entitled, including over 930 residential lots and about 280 commercial acres, and

•	4,500 acres moved into entitlement process around Atlanta, Georgia.”
Forestar Real Estate Group manages its operations through three business segments:
•	Real estate,

•	Mineral resources, and

•	Fiber resources

     Real estate secures entitlements and develops infrastructure on our lands, primarily for single-family residential and mixed-use communities, and manages our undeveloped land and commercial properties. Our real estate segment includes approximately 371,000 acres of land owned directly or through ventures located in ten states and thirteen markets. Mineral resources include about 622,000 net acres of oil and gas mineral interests located in Texas, Louisiana, Alabama and Georgia. Fiber resources include the sale of wood fiber, primarily in Georgia, and manages our recreational leases.
REAL ESTATE

	2nd Qtr.	2nd Qtr.	1st Qtr.
($ in Millions)	2008	2007	2008
Segment Earnings	$0.9	$23.0	$3.5
     Second quarter 2008 real estate segment earnings were negatively impacted by a $3.5 million pre-tax charge principally related to environmental remediation activities at our San Joaquin River project located near Antioch, California.
     Second quarter 2007 real estate segment earnings include the sale of 61 acres of commercial land for $294,300 per acre, generating approximately $13 million in earnings.
Real Estate Sales Activity

	Q2 2008		Q2 2007
	Sales	Price	Sales	Price
Undeveloped Land*	504 acres	$5,900 / acre	886 acres	$7,000 / acre
Residential Lots*	264 lots	$55,000 / lot	581 lots	$51,200 / lot
Commercial Acres*	47 acres	$271,700 / acre	61 acres	$294,300 / acre
* Includes venture activity
     During second quarter 2008, 504 acres of undeveloped land were sold at an average sales price of approximately $5,900 per acre.
     Residential sales activity for all wholly and partially-owned projects during second quarter 2008 included the sale of 264 lots at an average price of approximately $55,000 per lot. Wholly-owned and partially-owned project lot sales during second quarter 2008 were located principally in the major markets of Texas.
     Commercial activity for all wholly and partially-owned projects during second quarter 2008 included the sale of 47 acres at an average price of approximately $271,700 per acre. A majority of these acres were sold at our Long Meadow Farms mixed-used venture located near Houston, Texas.

Real Estate Pipeline
     Forestar’s real estate segment includes approximately 371,000 acres of land owned directly or through ventures located in ten states and thirteen markets.

		In Entitlement		Developed & Under
Real Estate	Undeveloped	Process	Entitled	Development	Total Acres*
Undeveloped Land
Owned	311,644				319,007
Ventures	7,363
Residential
Owned		28,529	8,411	1,429	45,436
Ventures		920	4,803	1,344
Commercial
Owned		4,151	978	482	6,409
Ventures			535	263
Total Acres	319,007	33,600	14,727	3,518	370,852

Estimated Residential Lots			25,030	4,793	29,823
* Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 17,000 acres of undeveloped land
Entitlement Activity
     Forestar has 26 real estate projects representing over 33,000 acres in the entitlement process, including ventures. During second quarter 2008, over 2,000 acres were entitled, representing an estimated 930 residential lots and about 280 commercial acres. In addition, over 4,500 acres were moved into the entitlement process.
     Including venture activity, Forestar currently has almost 15,000 acres of entitled land, representing over 25,000 residential lots and 1,513 commercial acres.
Development and Investment Activity
     Forestar has 3,518 acres developed and under development owned directly or through ventures, which represent 4,793 lots and 745 commercial acres.
     During second quarter 2008, Forestar did not acquire additional real estate projects. However, the company invested $30.3 million in development activity in our existing owned and consolidated projects.
     “Forestar is committed to investing only in markets which support sales,” said Mr. DeCosmo. “During second quarter 2008, our investment activity was focused principally in the major markets of Texas.”

MINERAL RESOURCES

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Earnings	2008	2007	2008
($ in Millions)	$23.2	$4.7	$6.5
     Second quarter 2008 mineral resources segment earnings include $18.5 million in bonus payments generated from new mineral leases.
Mineral Activity
     Forestar owns 622,000 net acres of oil and gas mineral interests in Texas, Louisiana, Alabama and Georgia.

Mineral Value Chain	Q2 2008 Net Acres	Q2 2008 Revenues
Royalties	26,000	$5.1 million
Leased	122,000	$19.3 million
Available for Lease*	474,000

Total	622,000	$24.4 million
     * Includes approximately 17,000 net acres subject to lease option.
     During second quarter 2008, over 47,000 net mineral acres were leased, generating $18.5 million in bonus revenues. This leasing activity was located principally in East Texas and driven by activity associated with the Cotton Valley, James Lime and Haynesville natural gas formations.
     During second quarter 2008, our share of oil and gas production related to our royalty interests was over 23,000 barrels of oil and approximately 277 MMCF of natural gas.
FIBER RESOURCES

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Earnings	2008	2007	2008
($ in Millions)	$1.4	$2.4	$2.8
     First quarter 2008 fiber resources segment earnings include a $1.4 million gain associated with the partial termination of a timber lease in connection with the operation of the Ironstob venture.

Fiber Sales Activity
     During second quarter 2008 Forestar generated approximately $2.6 million in revenues from the sale of about 262,000 tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
Comments
     In announcing second quarter 2008 results, Mr. DeCosmo said, “Despite challenging market conditions for our real estate segment, we remain focused on maximizing long-term shareholder value through entitlement and development of real estate, maximizing the value of our natural resources, and growing our business. During second quarter 2008 we moved over 4,500 acres of undeveloped land into the entitlement process and over 2,000 acres were entitled. Entitlement activities create significant real estate value and position Forestar to create incremental value through development when market conditions improve.
     “Our mineral resources segment continues to benefit from increased leasing, exploration and production activities associated with higher oil and gas prices and improved technology. During second quarter 2008 our increased mineral leasing activity located in East Texas was principally driven by our proximity to the Cotton Valley, James Lime and Haynesville natural gas formations,” added Mr. DeCosmo.
     “Significantly challenged real estate market conditions will create acquisition opportunities. We have positioned Forestar to take advantage of these growth opportunities to acquire discounted real estate assets,” concluded Mr. DeCosmo.
     The Company will host a conference call on August 6, 2008 at 10:00 am EDT to discuss results of second quarter 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-800-659-2037 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-614-2713. The password is Forestar. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 82954685.
About Forestar Real Estate Group
     Forestar Real Estate Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures about 371,000 acres of real estate located in 10 states and 13 markets in the U.S. The real estate segment has 26 real estate projects representing over 33,000 acres currently in the entitlement process, and 77 entitled, developed and under development projects in eight states and twelve markets encompassing about 18,000 acres, comprised of about 29,800 residential lots and over 2,200 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. Forestar’s address on the World Wide Web is www. forestargroup.com.

Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the availability of loans and fluctuations in the credit markets; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; changes in federal energy policies; demand for oil and gas; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this release.

FORESTAR REAL ESTATE GROUP INC.
(UNAUDITED)
Business Segments

	Second Quarter		First Six Months
	2008	2007	2008	2007
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$24,118	$47,317	$52,561	$74,883
Mineral resources	24,386	5,186	30,654	9,040
Fiber resources	3,093	3,782	5,605	6,818

Total revenues	$51,597	$56,285	$88,820	$90,741

Segment earnings
Real estate	$874	$23,040	$4,417	$26,776
Mineral resources	23,247	4,693	29,752	8,072
Fiber resources	1,411	2,353	4,251	2,698

Total segment earnings	25,532	30,086	38,420	37,546
Expenses not allocated to segments
General and administrative	(5,348)	(4,139)	(10,354)	(8,051)
Share-based compensation	(847)	(684)	(3,528)	(1,542)
Interest expense	(5,002)	(2,534)	(10,668)	(4,241)
Other non-operating income	72	52	154	112

Income before taxes	14,407	22,781	14,024	23,824
Income tax expense	(4,811)	(8,349)	(4,666)	(8,731)

Net income	$9,596	$14,432	$9,358	$15,093

Diluted earnings per share:
Net income	$0.27	$0.41	$0.26	$0.43

Average diluted shares outstanding	36.1	35.4	36.1	35.4

	Second Quarter

Supplemental Financial Information	2008	2007

	(In thousands)

Borrowings under credit facility	$205,000	$131,561
Other debt*	92,024	70,281

Total Debt	$297,024	$201,842

* Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our ventures for second quarter-end follows:

	Second Quarter-End
	2008	2007
Owned & Consolidated Ventures:
Entitled, developed and under development land Number of projects	56	52
Residential lots remaining	20,737	20,434
Commercial acres remaining	1,604	1,224
Undeveloped land Number of projects	24	22
Acres in entitlement process	32,680	26,100
Acres sold (for first six months)	1,853	1,154
Acres undeveloped	312,880	325,115
Ventures accounted for using the equity method:
Ventures’ lot sales (for first six months) Lots sold	153	416
Revenue per lot sold	$52,549	$54,505
Ventures’ entitled, developed, and under development land Number of projects	21	22
Residential lots remaining	9,086	9,734
Commercial acres remaining	654	721
Ventures’ undeveloped land Number of Projects	2	2
Acres in entitlement process	920	860
Acres sold (for first six months)	—	—
Acres undeveloped	6,127	6,258

A summary of projects in the entitlement process(a) at second quarter-end 2008 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Coweta South Industrial Park	Coweta	40
Creekview	Troup	470
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Hutchinson Mill	Troup	880
Jackson Park	Jackson	700
Lithia Springs	Haralson	120
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Three Creeks	Troup	740
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	680

Total		33,600

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at second quarter-end 2008 follows:

				Residential Lots(c)		Commercial Acres(d)
				Lots Sold
		Interest		Since		Acres Sold
Project	County	Owned(b)		Inception	Lots Remaining	Since Inception	Acres Remaining
Projects we own
California
San Joaquin River	Contra	100%		—	—	—	288
	Costa/Sacramento
Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	493	—	10
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Westlake Highlands	Jefferson	100%		—	21	—	—
Texas
Arrowhead Ranch	Hays	100%		—	232	—	5
Caruth Lakes	Rockwall	100%		245	404	—	—
Cibolo Canyons	Bexar	100%		506	1,241	64	81
Harbor Lakes	Hood	100%		198	251	—	14
Harbor Mist	Calhoun	100%		—	200	—	—
Hunter’s Crossing	Bastrop	100%		308	183	38	68
La Conterra	Williamson	100%		8	501	—	60
Maxwell Creek	Collin	100%		625	398	—	—
Oak Creek Estates	Comal	100%		—	648	13	—
The Colony	Bastrop	100%		400	2,244	22	49
The Gables at North Hill	Collin	100%		194	89	—	—
The Preserve at Pecan Creek	Denton	100%		183	636	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	22
Westside at Buttercup Creek	Williamson	100%		1,251	263	66	—
Other projects (9)	Various	100%		2,536	125	245	23
Georgia
Towne West	Bartow	100%		—	2,674	—	121
Other projects (12)	Various	100%		—	2,848	—	582
Missouri and Utah
Other projects (3)	Various	100%		786	231	—	—

				7,355	14,449	627	1,460
Projects in entities we consolidate
Texas
City Park	Harris	75%		1,081	230	50	105
Lantana	Denton	55	% (e)	417	1,933	—	—
Light Farms	Collin	65%		—	2,501	—	—
Stoney Creek	Dallas	90%		56	698	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (5)	Various	Various		1,000	312	24	23
Tennessee
Youngs Lane	Davidson	60%		—	—	—	16

				2,554	6,288	74	144

Total owned and consolidated				9,909	20,737	701	1,604
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		634	446	26	—
The Georgian	Paulding	38%		288	1,097	—	—
Other projects (5)	Various	Various		1,845	249	3	—
Texas
Bar C Ranch	Tarrant	50%		176	1,005	—	—
Fannin Farms West	Tarrant	50%		248	195	—	—
Lantana	Denton	Various (e)		1,799	49	5	75
Long Meadow Farms	Fort Bend	19%		602	1,504	54	156
Southern Trails	Brazoria	40%		294	768	—	—
Stonewall Estates	Bexar	25%		124	257	—	—
Summer Creek Ranch	Tarrant	50%		795	1,356	—	363
Summer Lakes	Fort Bend	50%		325	819	48	3
Village Park	Collin	50%		337	232	—	5
Waterford Park	Fort Bend	50%		—	493	—	37
Other projects (2)	Various	Various		286	244	—	15
Florida
Other projects (3)	Various	Various		473	372	—	—

Total in ventures				8,226	9,086	136	654

Combined Total				18,135	29,823	837	2,258

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 22 partnerships in which our voting interests range from 25% to 55%. We account for eight of these partnerships using the equity method and we consolidate the remaining partnerships.